UNITED STATES
SECURITIES AND EXCHANGE COMMISISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 2, 2004
(Date of Earliest Event Reported)

DICON FIBEROPTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation or Organization)

000-49939	94-3006185
(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd. Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 620-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.	Changes in Registrant’s Certifying Accountant.

     PricewaterhouseCoopers LLP (“PwC”) was previously engaged as the principal independent accounting firm to audit the financial statements of DiCon Fiberoptics, Inc. (the “registrant”). On July 2, 2004, PwC resigned as independent accountants for the registrant. No replacement firm has yet been designated by the registrant.

     In connection with the audits of the two fiscal years ended March 31, 2004 and 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, except that in connection with the audit of the fiscal year ended March 31, 2004, PwC advised the registrant that it had not completed its audit procedures, issued its audit report and had not consented to the filing of the Form 10-KSB on June 29, 2004. PwC issued its audit report on June 30, 2004. The registrant disagrees with PwC. It is the view of the registrant that PwC had issued its report and had consented to the filing of the Form 10-KSB on June 29, 2004. Nonetheless, the registrant agreed to the filing of the Form 10-KSB/A-1. There have been no changes in the audit report (other than the date of the report) or in the financial statements. Neither the Board of Directors of the registrant nor a committee of the Board of Directors has discussed this disagreement with PwC. The registrant will authorize PwC to respond fully to the inquiries of the successor accountant concerning the disagreement.

     In connection with the foregoing dispute, PwC further advised the registrant that, in PwC's opinion, the registrant does not have adequate controls and procedures established to assure that all necessary procedures are performed before filing its 10-KSB with the SEC. The registrant also disagrees with this assertion by PwC.

     The audit reports of PwC on the consolidated financial statements of the registrant and subsidiaries as of and for the years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     A letter from PwC is attached as Exhibit 16.1 to this Form 8-K.

Item 7.	Financial Statements and Exhibits.

Exhibit

16.1	Letter on Change in Certifying Accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1034, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC. (Registrant)

Date: July 12, 2004	By: Name: Title:	/s/ Jannett Wang Jannett Wang Vice President of Administration (principal financial officer)

EXHIBIT INDEX

Exhibit Number		Page Number

16.1	Letter on Change in Certifying Accountant	5